Exhibit 99.1

Quality Distribution, Inc. Announces Fourth Quarter and Year End 2009 Results: Record Annual Net Cash from Operating Activities

TAMPA, FL – March 10, 2010 – Quality Distribution, Inc. (NASDAQ: QLTY) (“Quality”) today reported the results for its fourth quarter and year ended December 31, 2009. These results include the following highlights:

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Total revenue for the fourth quarter of 2009 was $151.3 million, a decrease of 10.0% from $168.1 million for the same quarter in 2008. Total revenue for full year 2009 was $613.6 million, a decrease of 24.7% from $815.3 million for full year 2008. Revenue excluding fuel surcharge for the fourth quarter of 2009 was $135.8 million, a decrease of 6.4% from $145.1 million in the fourth quarter of 2008. Revenue excluding fuel surcharge for 2009 was $559.6 million, a decrease of 16.5% from $669.9 million in 2008.

•

Net income for the fourth quarter of 2009 was $4.6 million, or $0.21 per diluted share, compared to net income of $13.0 million, or $0.66 per diluted share, for the same quarter in 2008. Net loss for 2009 was $180.5 million, or $(9.28) per diluted share, compared to net income of $12.1 million, or $0.62 per diluted share, for 2008. Fourth quarter 2009 net income includes the following items that Quality does not consider part of regular operating activities:

•	Net gain on early extinguishment of debt – $1.2 million pre-tax income

•	Financing costs related to debt modification – $2.3 million pre-tax expense

•	Gain on sale of tank wash assets – $7.1 million pre-tax income

•	Charge for restructuring costs – $1.4 million pre-tax expense

•	Net cash from operating activities for the fourth quarter of 2009 was $10.5 million and $39.8 million for the full year 2009.

•

Adjusted net income per diluted share was $0.01 for the fourth quarter of 2009, compared to an adjusted net loss of $(0.01) for the same quarter in 2008, and was $0.07 adjusted net income per diluted share for full year 2009 compared to $0.02 for full year 2008. Adjusted net income is derived by applying a normalized tax rate of 39% and excluding adjustment items that Quality does not consider part of regular operating activities in both years.

Additional 2009 highlights include:

•	Free cash flow of $10.5 million and $39.1 million for the fourth quarter and full year 2009, respectively.

•	EBITDA of $17.7 million and $(95.0) million for the fourth quarter and full year 2009, respectively.

•	Adjusted EBITDA of $13.1 million and $50.4 million for the fourth quarter and full year 2009, respectively.

Following the exchange offer completed in the fourth quarter 2009, Quality’s debt securities at December 31, 2009 consisted of $0.5 million of Senior Floating Rate Notes, due 2012, $16.0 million of 9% Senior Subordinated Notes, due 2010, $134.5 million of 10% Senior Notes, due 2013 and $81.2 million of 11.75% Senior Subordinated PIK Notes, due 2013.

Gary Enzor, President and Chief Executive Officer, stated, “In one of our most challenging years, we generated a record amount of cash from operating activities, $20.2 million more than in 2008. With the completion of our private exchange offer and the sale of substantially all of our tank wash assets in 2009, we now have the flexibility to focus on growing our company and providing value to our shareholders. This is exciting for Quality as we’ve never been better positioned to take full advantage of the opportunities that 2010 should provide.”

Quality will host a conference call for investors to discuss these results on March 11, 2010 at 10:00 a.m. Eastern Time. The toll free dial-in number is 888-516-2435; the toll number is 719-457-2710; the passcode is 8549639. A replay of the call will be available until April 10, 2010, by dialing 888-203-1112; passcode 8549639. A webcast of the conference call can be accessed at http://investor.shareholder.com/qualitydistribution/events.cfm. Copies of this press release and other financial information about Quality may be accessed in the Investor Relations section of our website at www.qualitydistribution.com. Quality regularly posts or otherwise makes available information on the Investor Relations section that may be important to investors.

Headquartered in Tampa, Florida, Quality, through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This press release and the oral public statements made by a Quality representative during the webcasts announced in this press release may contain certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; access to available and reasonable financing on a timely basis; the availability and price of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings and affiliate conversions; changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expense; potential future impairment charges; the potential loss of our ability to use net operating losses to offset future income and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10–K for the year ended December 31, 2008 and its Quarterly Reports on Form 10–Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

QLTYE

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s) Except Per Share Data

Unaudited

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

OPERATING REVENUES:
Transportation	$111,104	$120,016	$454,658	$565,814
Other service revenue	24,713	25,123	104,954	104,039
Fuel surcharge	15,469	22,947	53,997	145,437

Total operating revenues	151,286	168,086	613,609	815,290

OPERATING EXPENSES:
Purchased transportation	100,270	90,445	373,539	466,823
Compensation	15,164	25,592	76,955	109,110
Fuel, supplies and maintenance	12,857	21,152	62,448	114,351
Depreciation and amortization	4,524	5,567	20,218	21,002
Selling and administrative	4,958	9,321	24,572	35,836
Insurance costs	3,043	3,370	14,119	14,999
Taxes and licenses	482	1,200	3,578	5,242
Communications and utilities	1,125	2,607	7,910	12,716
Loss (gain) on disposal of property and equipment	436	(260)	450	(3,092)
Gain on sale of tank wash assets	(7,130)	—	(7,130)	—
Impairment charge	—	—	148,630	—
Restructuring costs	1,391	1,250	3,496	5,325

Total operating expenses	137,120	160,244	728,785	782,312

Operating income (loss)	14,166	7,842	(115,176)	32,978

Interest expense	8,355	9,300	28,335	35,546
Interest income	(77)	(93)	(288)	(426)
Gain on early extinguishment of debt	(1,195)	(16,532)	(1,870)	(16,532)
Write-off of debt issuance costs	20	283	20	283
Other expense (income)	2,196	(3,116)	1,912	(2,945)

Income (loss) before income taxes	4,867	18,000	(143,285)	17,052
Provision for (benefit from) income taxes	298	5,038	37,249	4,940

Net income (loss)	$4,569	$12,962	$(180,534)	$12,112

PER SHARE DATA:
Net income (loss) per common share
Basic	$0.23	$0.67	$(9.28)	$0.63

Diluted	$0.21	$0.66	$(9.28)	$0.62

Weighted average number of shares
Basic	19,679	19,387	19,449	19,379
Diluted	21,322	19,523	19,449	19,539

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In 000’s)

Unaudited

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$5,633	$6,787
Accounts receivable, net	69,625	81,612
Prepaid expenses	8,584	12,922
Deferred tax assets, net	5,506	14,707
Other	4,420	7,950

Total current assets	93,768	123,978
Property and equipment, net	127,329	148,692
Goodwill	27,023	173,519
Intangibles, net	18,467	22,698
Non-current deferred tax asset, net	—	22,636
Other assets	13,029	10,580

Total assets	$279,616	$502,103

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current maturities of indebtedness	$19,866	$8,361
Current maturities of capital lease obligations	5,322	7,994
Accounts payable	6,182	16,126
Affiliates and independent owner-operators payable	9,734	7,649
Accrued expenses	21,378	25,357
Environmental liabilities	3,408	4,819
Accrued loss and damage claims	8,862	8,705

Total current liabilities	74,752	79,011

Long-term indebtedness, less current maturities	284,253	330,409
Capital lease obligations, less current maturities	11,843	15,822
Environmental liabilities	8,241	6,035
Accrued loss and damage claims	10,534	12,815
Other non-current liabilities	28,896	25,158

Total liabilities	418,519	469,250

Redeemable noncontrolling interest	1,833	1,833

SHAREHOLDERS’ (DEFICIT) EQUITY
Common stock	364,046	362,945
Treasury stock	(1,580)	(1,580)
Accumulated deficit	(294,568)	(114,034)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(25,587)	(26,488)
Stock purchase warrants	6,696	—
Stock subscriptions receivable	(154)	(234)

Total shareholders’ (deficit) equity	(140,736)	31,020

Total liabilities, redeemable noncontrolling interest and shareholders’ (deficit) equity	$279,616	$502,103

RECONCILIATION OF NET INCOME (LOSS) TO TAX EFFECTED AND ADJUSTED NET INCOME

(LOSS), EBITDA AND ADJUSTED EBITDA, RECONCILIATION OF NET INCOME (LOSS) PER

SHARE TO TAX EFFECTED AND ADJUSTED NET INCOME (LOSS) PER SHARE AND

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

For the Three Months and the Year Ended December 31, 2009 and 2008

(In 000’s)

Unaudited

Tax Effected and Adjusted Net Income (Loss), Tax Effected and Adjusted Net Income (Loss) per Share, EBITDA, Adjusted EBITDA and Free Cash Flow (as defined) are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. For Tax Effected and Adjusted Net Income (Loss), management uses a 39% tax rate for calculating the provision for income taxes to normalize the Company’s tax rate to that of comparable transportation companies, and to compare Company periods with different effective tax rates. In addition, we adjust Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share for significant items that are not part of regular operating activities. These adjustments include restructuring charges related to a plan of restructure which began in the second quarter of 2008 and which we expect to conclude in 2010, gain on sales of certain assets and property, gain on early extinguishment of debt, write off of debt issuance costs, refinancing costs, impairment charges and gain on pension settlement. EBITDA and Adjusted EBITDA are used by management to evaluate the Company’s operating performance independent of expenses that are not from operations. For EBITDA, Net Income (Loss) is adjusted for provision for (benefit from) income tax, depreciation and amortization and interest expense. To calculate Adjusted EBITDA, we calculate EBITDA from Net Income, which is then further adjusted for significant items that are not part of regular operating activities, including the restructuring charges related to a plan of restructure which began in the second quarter of 2008 and which we expect to conclude in 2010, gain on sales of certain assets and property, gain on early extinguishment of debt, write off of debt issuance costs, refinancing costs, impairment charges and gain on pension settlement to arrive at Adjusted EBITDA. Free Cash Flow is used by management to evaluate the Company’s financial performance independent of cash used to maintain or expand its asset base. Cash Flows from Operating Activities are adjusted for capital expenditures net of proceeds from sales of property and equipment (“Net Capex”) to arrive at Free Cash Flow. Tax Effected and Adjusted Net Income (Loss) and Tax Effected and Adjusted Net Income (Loss) per Share, EBITDA, Adjusted EBITDA and Free Cash Flow are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Tax Effected and Adjusted Net Income (Loss) and Tax Effected and Adjusted Net Income (Loss) per Share, EBITDA, Adjusted EBITDA and Free Cash Flow should not be considered in isolation or as a substitute for the consolidated statements of operations prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

Net Income (Loss) Reconciliation:	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net income (loss)	$4,569	$12,962	$(180,534)	$12,112

Net income (loss) per common share:
Basic	$0.23	$0.67	$(9.28)	$0.63

Diluted	$0.21	$0.66	$(9.28)	$0.62

Adjustments to net income (loss):
Provision for income taxes	298	5,038	*37,249	4,940
Gain on sale of tank wash assets	(7,130)	—	(7,130)	—
Gain on early debt extinguishment	(1,195)	(16,532)	(1,870)	(16,532)
Write off of debt issuance costs	20	283	20	283
Refinancing costs	2,323	—	2,323	—
Restructuring costs	1,391	1,250	3,496	5,325
Impairment charges	—	—	148,630	—
Gain on property sales	—	—	—	(2,128)
Gain on pension settlement	—	(3,410)	—	(3,410)

Adjusted income (loss) before income taxes	276	(409)	2,184	590
Provision for (benefit from) income taxes at 39%	108	(160)	852	230

Tax effected and adjusted net income (loss)	$168	$(249)	$1,332	$360

Tax effected and adjusted net income (loss) per common share:
Basic	$0.01	$(0.01)	$0.07	$0.02

Diluted	$0.01	$(0.01)	$0.07	$0.02

Weighted average number of shares:
Basic	19,679	19,387	19,449	19,379
Diluted	21,322	19,523	19,449	19,539

EBITDA and Adjusted EBITDA:	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net income (loss)	$4,569	$12,962	$(180,534)	$12,112

Adjustments to net income (loss):
Provision for income taxes	298	5,038	*37,249	4,940
Depreciation and amortization	4,524	5,567	20,218	21,002
Interest expense, net	8,278	9,207	28,047	35,120

EBITDA	17,669	32,774	(95,020)	73,174

Gain on sale of tank wash assets	(7,130)	—	(7,130)	—
Gain on early debt extinguishment	(1,195)	(16,532)	(1,870)	(16,532)
Write off of debt issuance costs	20	283	20	283
Refinancing costs	2,323	—	2,323	—
Restructuring costs	1,391	1,250	3,496	5,325
Impairment charges	—	—	148,630	—
Gain on property sales	—	—	—	(2,128)
Gain on pension settlement	—	(3,410)	—	(3,410)

Adjusted EBITDA	$13,078	$14,365	$50,449	$56,712

Free Cash Flow:	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Cash from operating activities	$10,543	$8,928	$39,756	$19,593

Adjustments to cash from operating activities:
Net capital expenditures	(59)	1,926	(689)	(8,443)

Free cash flow	$10,484	$10,854	$39,067	$11,150

*	This amount includes a $37.3 million increase to deferred tax expense related to a net adjustment to the balance of the valuation allowance which occurred as a result of change in realizability of the related net deferred tax asset in future years.